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                                                                    Exhibit 99.2


                                 CHRONIMED INC.

                         SPECIAL MEETING OF STOCKHOLDERS

                       DAY         , DATE         , 2005
                                  ______ A.M.

                                     PLACE
                                _______________

                           _______________, MINNESOTA


[CHRONIMED LOGO]     CHRONIMED INC.
                     10900 RED CIRCLE DRIVE
                     MINNETONKA, MINNESOTA 55343                           PROXY
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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING
OF STOCKHOLDERS ON ______, 2005.

The undersigned, having duly received the Notice of Special Meeting and the Joint Proxy Statement/Prospectus that accompanies this proxy, appoints Henry F. Blissenbach and Kenneth S. Guenthner, referred to as the Named Proxies, and each of them as proxies (each with the power to act alone and with the power of substitution and recommendation) for the undersigned, to represent and vote all the shares of common stock of Chronimed Inc., which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of Stockholders (the "Special Meeting") to be held at ______on_______, 2005 beginning at _____a.m. local time, and at any adjournments or postponements thereof.

The shares of stock you hold in your account will be voted as you specify below. IF NO DIRECTION IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS TO (1) APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST 9, 2004, AS AMENDED ON JANUARY 3, 2005, BY AND AMONG MIM CORPORATION, CHRONIMED ACQUISITION CORP., A WHOLLY OWNED SUBSIDIARY OF MIM CORPORATION, AND CHRONIMED, AND APPROVE THE MERGER CONTEMPLATED BY THE MERGER AGREEMENT, PURSUANT TO WHICH CHRONIMED WILL BECOME A WHOLLY OWNED SUBSIDIARY OF MIM CORPORATION AND THE SHAREHOLDERS OF CHRONIMED WILL RECEIVE 1.12 SHARES OF MIM COMMON STOCK FOR EACH OUTSTANDING SHARE OF CHRONIMED COMMON STOCK OWNED IMMEDIATELY PRIOR TO THE EFFECTIVE DATE OF THE MERGER AND (2) APPROVE ANY MOTION TO ADJOURN OR POSTPONE THE CHRONIMED SPECIAL MEETING TO ANOTHER TIME OR PLACE TO PERMIT, AMONG OTHER THINGS, FURTHER SOLICITATION OF PROXIES IF NECESSARY TO ESTABLISH A QUORUM OR TO OBTAIN ADDITIONAL VOTES IN FAVOR OF THE FOREGOING PROPOSAL.

                      See reverse for voting instructions.
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                                                       COMPANY #

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on (date = one business day prior to the meeting date), 2005.

- Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

 VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/CHMD/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on (date = one business day prior to the meeting date), 2005.

- Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

- Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Chronimed Inc., c/o Shareholder Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                             - Please detach here -

1.   To approve and adopt the Agreement and    [ ] For  [ ] Against  [ ] Abstain
     Plan of Merger, dated as of August 9,
     2004, as amended on January 3, 2005, by
     and among MIM Corporation, Chronimed
     Acquisition Corp., a wholly owned
     subsidiary of MIM Corporation, and
     Chronimed, and approve the merger
     contemplated by the merger agreement, a
     copy of which is attached as Annex A to
     the Joint Proxy Statement/Prospectus
     accompanying this proxy, pursuant to
     which Chronimed will become a wholly
     owned subsidiary of MIM Corporation and
     the shareholders of Chronimed will
     receive 1.12 shares of MIM common stock
     for each outstanding share of Chronimed
     common stock owned immediately prior to
     the effective date of the merger.

2.   To approve any motion to adjourn or       [ ] For  [ ] Against  [ ] Abstain
     postpone the Chronimed special meeting
     to another time or place to permit,
     among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing proposal.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. The undersigned acknowledges receipt from Chronimed prior to the execution of this proxy, of the Notice of Special Meeting and accompanying Joint Proxy Statement/Prospectus relating to the merger.

Address Change? Mark Box [ ]            Date____________________________________
Indicate changes below:



                                        Signature(s) in Box

                                        Please sign exactly as your name(s)
                                        appears on Proxy. If held in joint
                                        tenancy, all persons must sign.
                                        Trustees, administrators, etc., should
                                        include title and authority.
                                        Corporations should provide full name of corporation and title of authorized officer signing the proxy.